Exhibit 10.11(b)

                                 AMENDMENT NO. 1
                                     To The
                         CIGNA SUPPLEMENTAL PENSION PLAN
                 (Amended and Restated effective August 1, 1998)

          CIGNA   Corporation   has  retained  the  right  to  amend  the  CIGNA
Supplemental Pension Plan ("Plan") under Article VI, Section 6.2 of the Plan, and CIGNA Corporation wishes to amend the Plan's benefit payment provisions.

          Therefore, the Plan is amended, unless another date is indicated below, effective September 1, 1999 and only for Plan participants who have not as of that date terminated employment with the Company, as follows:

1. Section 4.1(a) of Article IV of the Plan is entirely amended effective as of January 1, 1999 for all Participants, to read:

4.1      Standard Form of Benefits

(a) Except as provided in Section 4.2, the Supplemental Pension Benefit under Section 3.1 shall be paid to the Participant in the form of a single lump sum in the January following Participant's severance from employment with the Company or, if later, the January following the year in which the Participant reaches age 55.

2. Section 4.2(a) of Article IV of the Plan is amended by adding a new paragraph at the end to read:

         A Participant may make a written request to the Plan Administrator for an Optional Payment Method for 25%, 50%, 75% or 100% of his entire Supplemental Pension Benefit (determined as of the date of participant's severance from employment).

3.       Section 4.2(b) is entirely amended to read:

(b) A Participant may request that the date of payment under Section 4.1 or the date payments begin under Section 4.2(a) be postponed to January of any later year, but no later than the year after the Participant reaches age 70. A request for a postponed payment by a Participant who also requests an Optional Payment Method for 25%, 50% or 75% of his Supplemental Pension Benefit (or whose prior request for such an Optional Payment Method has been approved) will be approved only if the requested date of future payment under Section 4.1 is the same as the requested date future payments begin under Section 4.2(a).

4.       Section 4.2(e) of Article IV of the Plan is entirely amended to read:

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(e)      A Participant  may, before his  termination of employment  date, make a written request to the Plan Administrator for an Optional Payment Method for 25%, 50%, 75% or 100% of his Supplemental Pension Benefit (determined as of the date of Participant's severance from employment), a change to another Optional Payment Method or a change to the standard single lump sum form of benefit under Section 4.1.

5.       Section 4.3(b) of Article IV of the Plan is entirely amended to read:

(b) The Supplemental Pre-Retirement Surviving Spouse Benefit shall be paid to the eligible Spouse as soon as practicable after the Participant's death. The form of payment shall be:

         (1) A single lump sum to the extent and in the same proportion that the Participant had not elected any Optional Payment Method under Section 4.2(a);

         (2) Annual installments for the period selected by the Participant, to the extent and in the same proportion that the Participant had elected an Optional Payment Method under
                   Section 4.2(a)(3); or

         (3) Annual installments for 15 years (with any remaining installments payable to the Spouse's Beneficiary if the Spouse dies before all installments are paid), to the extent and in the same proportion that the Participant elected an Optional Payment Method under Section 4.2(a)(1) or (2).

6.       Section 4.4 of Article IV of the Plan is entirely amended to read:

If a Plan B Participant dies before the Supplemental Pension Benefit payment has been made under Section 4.1 (or before the date as of which payments have commenced under Section 4.2), the Participant's Supplemental Pension Benefit shall be paid to the Participant's Beneficiary as soon as practicable after the Participant's death. The form of payment shall be:

         (1) A single lump sum to the extent and in the same proportion that the Participant had not elected any Optional Payment Method under Section 4.2(a);

         (2) Annual installments for the period selected by the Participant, to the extent and in the same proportion that the Participant had elected an Optional Payment Method under
                   Section 4.2(a)(3); or

         (3) Annual installments for 15 years (with any remaining installments payable to the Beneficiary's Beneficiary if the first Beneficiary dies before all installments are paid), to the extent and in the same proportion that the

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                   Participant elected an Optional Payment Method under Section
                   4.2(a)(1) or (2).

7. Section 4.5 of Article IV of the Plan is amended by entirely replacing paragraphs (b) and (c), and by adding at the end a new paragraph (d), to read:

(b) To the extent a Plan A Participant has been paid a Supplemental Pension Benefit in the form of a single lump sum under Sections 4.1, 4.5(a) or 4.6(b), or has received payments in the form of any Optional Payment Method under Section 4.2, and is later rehired by any Company, he shall not, upon subsequent Retirement or other termination of employment, be entitled to any additional Supplemental Pension Benefit under this Plan based upon any Credited Service used in the calculation of the initial Supplemental Pension Benefit payment. Furthermore, any Credited Service that is or would be disregarded under the preceding sentence in computing a Plan A Participant's Supplemental Pension Benefit shall also be disregarded in computing any benefits payable to Participant's Spouse under Sections 4.3 after Participant's reemployment.

(c) To the extent a Plan B Participant is paid a Supplemental Pension Benefit in the form of a single lump sum under Sections 4.1, 4.5(a) or 4.6(b) and is later rehired by any Company, he shall not, upon subsequent Retirement or other termination of employment, be entitled to any additional Supplemental Pension Benefit under this Plan based upon any Benefit Credits or Interest Credits used in the calculation of the initial Supplemental Pension Benefit payment. Furthermore, any Credits that are or would be disregarded under the preceding sentence in computing a Plan B Participant's Supplemental Pension Benefit shall also be disregarded in computing any benefits payable to Participant's Beneficiary under Section 4.4 after Participant's reemployment.

(d) If a Participant who has been paid a Supplemental Pension Benefit in the form of any Optional Payment Method under Section 4.2 is rehired by any Company, upon his subsequent Retirement or other termination of employment, the Plan Administrator shall reduce any additional Supplemental Pension Benefit then payable under this Plan to the extent the Participant received part of his Supplemental Pension benefit before his rehire.

CIGNA Corporation causes this Amendment No. 1 to the CIGNA Supplemental Pension Plan to be executed on December 21, 1999, by its duly authorized officer.


Attest:                                    CIGNA CORPORATION

/s/ Carol J. Ward                          By:/s/ Wilson H. Taylor
--------------------------                 -----------------------------
Carol J. Ward                              Wilson H. Taylor
Corporate Secretary                        Chairman and Chief Executive Officer



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